EXHIBIT 10.4

AMENDMENT TO
DISTRIBUTION AGREEMENT
Dated April 3, 2002

This Amendment No. 2 is made and entered into this 3rd day of April, 2002, between Medi-Hut Co., Inc. (“Medi” or “DISTRIBUTOR”) and Syntho Pharmaceuticals, Inc., a New York corporation (“Syntho” or “MAKER”).

RECITALS

A.
Medi and Syntho executed and delivered a Distribution Agreement dated as of November 20, 2001 (the “Agreement”) pursuant to which Medi agreed to exclusively distribute Subject Technology (as defined in paragraph 1.1 of the Agreement) and Syntho agreed to manufacture Subject Technology.

B.
Medi and Syntho executed and delivered an Amendment No. 1 to the Distribution Agreement dated as of February 7, 2002 (the “Agreement”) pursuant to which the Parties desired to amend the Agreement in the particulars set forth in paragraph 4.1 of the Agreement.

C.	The Parties desire to further amend the Agreement in the particulars set forth in paragraph 4.1 of the Agreement.

NOW, THEREFORE, in consideration of the mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency whereof are hereby acknowledge, the parties covenant and agree to further amend paragraph 4.1 of the Agreement as follows:

“4.1 As consideration for the rights conveyed by the MAKER under this Agreement, DISTRIBUTOR shall pay to MAKER a fee of Two Million Five Hundred Thousand Dollars ($2,500,000). Of this amount, Six Hundred Thousand Dollars ($600,000) shall be retained by DISTRIBUTOR and paid to MAKER upon the cash collections of the first Three Hundred Thousand Dollars ($300,000) of invoices from the DISTRIBUTOR’s customers pertaining to sales of the Subject Technology and an additional Three Hundred Thousand Dollars ($300,000) from collection of second set of invoices.”

The terms and conditions of this Amendment shall be deemed to modify and supercede the Agreement and in the event of any conflict or inconsistency between the terms of this Amendment and the terms of the agreement, the terms of this Amendment shall control. Unless otherwise modified, the remaining terms of the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties have executed this Amendment on the date set forth above.

MEDI-HUT CO., INC.

Date: April 3, 2002	By:	/s/ Joseph A. Sanpietro

Joseph A. Sanpietro, President

SYNTHO PHARMACEUTICALS, INC.

Date: April 3, 2002	By:	/s/ Muhammed Malik

Muhammed Malik, President